    As filed with the Securities and Exchange Commission on August 5, 1997


                           Registration Nos. 333-05111

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    95-4635504
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                               21555 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367
               (Address of principal executive offices) (Zip Code)



           WELLPOINT HEALTH NETWORKS INC. EMPLOYEE STOCK PURCHASE PLAN
             WELLPOINT HEALTH NETWORKS INC. STOCK OPTION/AWARD PLAN
            WELLPOINT HEALTH NETWORKS INC. EMPLOYEE STOCK OPTION PLAN
        SALARY DEFERRAL SAVINGS PROGRAM OF WELLPOINT HEALTH NETWORKS INC.
                           (Full titles of the Plans)


                                THOMAS C. GEISER
             Executive Vice President, General Counsel and Secretary
                         WellPoint Health Networks Inc.
                  21555 Oxnard Street, Woodland Hills, CA 91367
                     (Name and address of agent for service)
                                 (818) 703-4000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.


                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                         San Francisco, California 94105


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                                               Maximum
                                          Amount to be      Offering Price   Aggregate Offering      Amount of
Title of Securities to be Registered       Registered         per Share            Price          Registration Fee
====================================================================================================================================

See below.*                                  N/A(*)              N/A*                N/A*             N/A*

====================================================================================================================================

(*) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-05111. Therefore, no further registration fee is required.

                         WELLPOINT HEALTH NETWORKS INC.

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE



         This Post-Effective Amendment No. 2 (the "Amendment") to the Registrant's Registration Statement on Form S-8 (File No. 333-05111) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act") by WellPoint Health Networks Inc., a Delaware corporation ("WellPoint Delaware" or the "Registrant"), which is the successor to WellPoint Health Networks Inc., a California corporation ("WellPoint California"), following a statutory merger effective on August 4, 1997 (the "Merger") for the purpose of changing WellPoint California's state of incorporation to the State of Delaware. Prior to the Merger, WellPoint Delaware had only nominal assets and liabilities. In connection with the Merger, WellPoint Delaware succeeded by operation of law to all of the assets and liabilities of WellPoint California. The Merger was approved by the shareholders of WellPoint California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").



         Except as modified by this Amendment, WellPoint Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the 1933 Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents of the Registrant's predecessor, WellPoint California, filed with the Commission (File No. 1-14340) are incorporated by reference:

         (a) WellPoint California's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) WellPoint California's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997;

         (c) WellPoint California's Current Reports on Form 8-K, dated January 2, 1997, and March 14, 1997 (as amended by Amendment No. 1 on Form 8-K/A filed May 14, 1997);

         (d) WellPoint California's Definitive Proxy Statement on Schedule 14A filed May 8, 1997;

         (e) WellPoint California's latest annual report for the Salary Deferral Savings Program on Form 11-K filed with the SEC on June 27, 1997.

         The following documents of the Registrant filed with the Commission (File No. 001-13803) are incorporated by reference:

         (a) The Registrant's Registration Statement on Form 8-B filed with the SEC on June 12, 1997, pursuant to Section 12(g) of the Exchange Act; and

         (b) The Registrant's Current Report on Form 8-K, dated August 5, 1997.


         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amendment to the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Amendment to the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment to the Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

                  The Registrant is a Delaware corporation. Section 145 of the General Corporate law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                  The Registrant's Certificate of Incorporation provides that the liability of the Registrant's directors to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for
(i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
(iv) transactions in which a director received an improper personal benefit.

                  The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or recision in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

                  The Registrant's Bylaws provide that the Registrant will indemnify each present and former director and officer of the Registrant or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of the Registrant as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

                  In addition, the Registrant has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

         The following additional exhibits are filed herewith.



         Exhibit
         Number          Exhibit
         -------         -------

     4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 5, 1997.

     4.2 Bylaws of the Registrant. Incorporated by reference to Appendix B of the Definitive Proxy Statement of WellPoint California, on Schedule 14A filed May 8, 1997, File No. 333-03292- 01.

     4.3 Agreement of Merger dated as of July 22, 1997, by and among the Registrant, WellPoint Health Networks Inc., a California corporation, and WLP Acquisition Corp. Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed August 5, 1997.

     4.4 Agreement and Plan of Reorganization. Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed August 5, 1997.

     5.1                 Opinion of Brobeck Phleger & Harrison L.L.P.



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



     23.1                Consent of Coopers & Lybrand L.L.P.
     23.2                Consent of Ernst & Young L.L.P.
     23.3 Consent of Brobeck Phleger & Harrison L.L.P. is contained in Exhibit 5.1.
     24 Power of Attorney. Reference is made to the signature page of this Post-Effective Amendment No. 2 to the Registration Statement.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan, Stock Option/Award Plan, Employee Stock Option Plan and/or Salary Deferral Savings Program.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing or Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 5th day of August, 1997.


                                      WELLPOINT HEALTH NETWORKS INC.



                                      By:  /s/ Leonard D. Schaeffer
                                          --------------------------------------
                                      Leonard D. Schaeffer
                                      Chairman of the Board and Chief Executive
                                      Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leonard D. Schaeffer and Thomas C. Geiser, and each of one of them, his true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Post-Effective Amendment No. 2 and to any and all instruments or documents filed as part of or in conjunction with this Post-Effective Amendment No. 2 or amendment or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on the 5th day of August, 1997.


Signature                     Title
---------                     -----


 /s/ Leonard D. Schaeffer     Chairman of the Board and Chief Executive
---------------------------   Officer (Principal Executive Officer)
Leonard D. Schaeffer



 /s/ Howard G. Phanstiel      Executive Vice President, Finance and
---------------------------   Information Services Principal Financial Officer)
Howard G. Phanstiel



 /s/ S. Louise McCrary        Vice President, Chief Accounting Officer and
---------------------------   Controller(Principal Accounting Officer)
S. Louise McCrary

 /s/ David R. Banks           Director
---------------------------
David R. Banks


 /s/ W. Toliver Besson        Director
---------------------------
W. Toliver Besson


 /s/ Roger E. Birk            Director
---------------------------
Roger E. Birk


 /s/ Sheila P. Burke          Director
---------------------------
Sheila P. Burke


 /s/ Stephen L. Davenport     Director
---------------------------
Stephen L. Davenport


 /s/ Julie A. Hill            Director
---------------------------
Julie A. Hill

 /s/ Elizabeth A. Sanders     Director
---------------------------
Elizabeth A. Sanders

     Salary Deferral Savings Program. Pursuant to the requirements of the Securities Act of 1933, as amended, the Salary Deferral Savings Program of WellPoint Health Networks Inc. has caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of August, 1997.

                           SALARY DEFERRAL SAVINGS PROGRAM
                           OF WELLPOINT HEALTH NETWORKS INC.


                           By: /s/ Thomas C. Geiser
                              ----------------------------

                                  EXHIBIT INDEX
                                  -------------


     Exhibit
     Number              Exhibit
     -------             -------

      4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 5, 1997.
      4.2 Bylaws of the Registrant. Incorporated by reference to Appendix B of the Definitive Proxy Statement of WellPoint California, on Schedule 14A, filed May 8, 1997, File No. 333-03292-01.
      4.3 Agreement of Merger dated as of July 22, 1997, by and among the Registrant, WellPoint health Networks Inc., a California corporation, and WLP Acquisition Corp. Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed August 5, 1997.
      4.4 Agreement and Plan of Reorganization. Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed August 5, 1997.
      5.1                Opinion of Brobeck Phleger & Harrison L.L.P.
     23.1                Consent of Coopers & Lybrand L.L.P.
     23.2                Consent of Ernst & Young L.L.P.
     23.3 Consent of Brobeck Phleger & Harrison L.L.P. is contained in Exhibit 5.1.
     24 Power of Attorney. Reference is made to the signature page of this Post-Effective Amendment No. 2 to the Registration Statement.